Exhibit 15.1
August 3, 2006
Bois d’Arc Energy, Inc.
Chase Tower
600 Travis, Suite 5200
Houston, TX 77002
Shareholders and Board of Directors
Bois d’Arc Energy, Inc.
We are aware of the incorporation by reference in the Registration Statement No. 333-127744 filed on Form S-8 of Bois d’Arc Energy, Inc. of our report dated August 2, 2006 relating to the unaudited consolidated interim financial statements of Bois d’Arc Energy, Inc. that are included in its Form 10-Q for the quarter ended June 30, 2006.

/s/ Ernst & Young LLP
Dallas, Texas